Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of LG&E and KU Energy LLC of our reports dated February 25, 2011 relating to the financial statements and financial statement schedule of LG&E and KU Energy LLC, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

April 21, 2011